Tait, Weller & Baker LLP

Certified Public Accountants

March 23, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

RE:  Exhibit B: Sub-Item 77K

Commissioners:

We have read the statements made by the WesMark Funds (the “Trust”) regarding Change in the Registrant’s Certifying Accountant which was filed with the Securities and Exchange Commission pursuant to Item 77K of the Trust's Amended Form N-SAR for the semi-annual period ended December 31, 2010.   We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/ Tait, Weller & Baker LLP

Tait, Weller & Baker LLP